As filed with the Securities and Exchange Commission on September 17, 2004

                                   Registration No. 333-_________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________
                            FORM S-8
                     REGISTRATION STATEMENT
                Under The Securities Act of 1933
                       ___________________
                       ANALEX CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                           71-0869563
 (State or other jurisdiction    (I.R.S. Employer Identification No.)
of incorporation or organization)

                      5904 Richmond Highway
                            Suite 300
                      Alexandria, VA 22303
  (Address, including Zip Code, of Principal Executive Offices)

                       ANALEX CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)
                       ___________________

                    Sterling E. Phillips, Jr.
                     Chief Executive Officer
                       Analex Corporation
                      5904 Richmond Highway
                            Suite 300
                      Alexandria, VA 22303
                          (703) 329-9400
  (Name, Address and Telephone number, including area code, of agent for service)

                Copies of all communications to:
                      Jane K. P. Tam, Esq.
                      Holland & Knight LLP
               2099 Pennsylvania Avenue, Suite 100
                     Washington, D.C. 20006
                      Phone: (202) 955-3000


                 CALCULATION OF REGISTRATION FEE
    Title of        Amount     Proposed   Proposed    Amount of
   Securities       to be      Maximum    Maximum    registration
     to be        Registered   Offering  Aggregate       fee
   registered                   price     Offering
                                 per      price(2)
                               unit(2)
Common Stock,    150,000(1)     $3.12     $468,000       $59
par value $0.02
per share
(1) This Registration Statement covers, in addition to the number of shares of Analex Corporation, a Delaware corporation (the "Company" or the "Registrant"), Common Stock, par value $0.02 per share (the "Common Stock"), stated above, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, shares issued under such plan as a result of one or more adjustments under such plans resulting from one or more stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low sales prices for Common Stock on September 13, 2004, as reported on the American Stock Exchange.

                        EXPLANATORY NOTE

      Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Analex Corporation Employee Stock Purchase Plan, as amended (the "Plan"), formerly known as the "Hadron, Inc. 1997 Employee Stock Purchase Plan", is effective. Accordingly, this Registration Statement hereby incorporates by reference the contents of the Registrant's earlier registration statements on Form S-8, (i) Registration No. 333-42035, filed with the
Securities and Exchange Commission (the "SEC") on December 11, 1997, (ii) Registration No. 333-96299, filed with the SEC on February 7, 2000, and (iii) Registration No. 333-60440, filed with the SEC on May 8, 2001. After giving effect to this filing, an aggregate of 650,000 shares of the Registrant's Common Stock, will have been registered and will have been authorized for issuance pursuant to the Plan.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

          4.1   Analex  Corporation Employee Stock Purchase  Plan (1)

          5.1  Opinion of Holland & Knight LLP re legality of the
          Common Stock.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Soza Associates LLP.

          23.3  Consent  of  Holland & Knight  LLP  (included  in
          Exhibit 5.1).

          24.1  Power  of Attorney (included in this Registration
          Statement under "Signatures").

(1) Filed as Annex O to the Proxy Statement filed with the SEC pursuant to Section 14(a) of the Exchange Act on August 9, 2004
(Commission File No. 001-31613) and incorporated herein by reference.

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                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on September 16, 2004.

ANALEX CORPORATION


By: /s/ Sterling E. Phillips, Jr.      /s/Ronald B. Alexander
Sterling E. Phillips, Jr.               Ronald B. Alexander
Chairman and Chief Executive Officer    Senior Vice President and
(Principal Executive Officer)           Cheif Financial Officer
                                       (Principal Financing and
                                        Accounting Officer)

                SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned directors of Analex Corporation hereby severally constitute and appoint Sterling E. Phillips, Jr. and Ronald B. Alexander and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as directors to enable Analex Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                    Date



/s/ Sterling E. Phillips, Jr.      Chairman and       September 15, 2004
Sterling E. Phillips, Jr.          Chief Executive
                                   Officer

/s/ Peter L. Belford, Sr.          Director           September 15, 2004
Peter L. Belford, Sr.

/s/ C. Thomas Faulders, III        Director           September 15, 2004
C. Thomas Faulders, III

/s/ Lincoln D. Faurer              Director           September 15, 2004
Lincoln D. Faurer

/s/ Martin M. Hale, Jr.            Director           September 15, 2004
Martin M. Hale, Jr.

/s/ Thomas L. Hewitt               Director           September 15, 2004
Thomas L. Hewitt

/s/ Joseph "Keith" Kellogg         Director           September 15, 2004
Joseph "Keith" Kellogg

/s/ Gerald A. Poch                 Director           September 15, 2004
Gerald A. Poch

/s/ Daniel R. Young                Director           September 15, 2004
Daniel R. Young

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